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                                                                Exhibit (d)(24)

                             SUBADVISORY AGREEMENT
                                    BETWEEN
                       ABSOLUTE INVESTMENT ADVISERS LLC
                                      AND
                       MOHICAN FINANCIAL MANAGEMENT, LLC

   AGREEMENT made as of the 18th day of January, 2007, by and between Absolute Investment Advisers LLC, a Massachusetts limited liability company with its principal office and place of business at 310 Lincoln Street, Suite 216, Hingham, MA, 02043 (the "Adviser") and Mohican Financial Management LLC, a Delaware limited liability company with its principal office and place of business at 21 Railroad Ave, Suite 35, Cooperstown, NY 13326 (the "Subadviser").

   WHEREAS, Adviser has entered into an Investment Advisory Agreement dated the 5th day of May, 2005 ("Advisory Agreement") with Forum Funds, a Delaware statutory trust, with its principal office and place of business at Two Portland Square, Portland, Maine 04101, (the "Trust");

   WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "1940 Act"), as an open-end, management investment company and may issue its shares of beneficial interest, no par value, in separate series;

   WHEREAS, pursuant to the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust (the "Board"), the Adviser acts as investment adviser for the series of the Trust listed on Appendix A hereto (the "Fund");

   WHEREAS, it is intended that the Trust be a third-party beneficiary under this Agreement; and

   WHEREAS, Adviser desires to retain the Subadviser to perform investment advisory services for the Fund for that portion of the Fund's assets that the Adviser allocates to the Sub-Adviser on or after the date of this Agreement as set forth above ("Allocated Assets") and Subadviser is willing to provide such services on the terms and conditions set forth in this Agreement;

   NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Adviser and the Subadviser hereby agree as follows:

   SECTION 1. APPOINTMENT; DELIVERY OF DOCUMENTS

   (a) The Adviser hereby appoints Subadviser, subject to the direction and control of the Board, to manage the investment and reinvestment of Allocated Assets and to provide other services as specified herein. The Subadviser accepts this appointment and agrees to render its services for the compensation set forth herein.

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   (m) The Sub-Adviser may from time to time make available without charge to the Adviser or the Trust any marks or symbols owned by the Sub-Adviser (the "Mark"), including marks or symbols containing the Mark or any variation thereof, to use in the Fund's Registration Statement and/or Fund sales literature. Any use of the Marks shall be subject to the direction and control of the Sub-Adviser.

   (n) The Sub-Adviser shall not use the name of the Trust or any Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust's or Fund's name which merely refers in accurate and factual terms to the Trust or Fund in connection with Sub-Adviser's role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

   (o) The provisions of Sections 5, 6, 9 and 10 shall survive any termination of this Agreement.

   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                  ABSOLUTE INVESTMENT ADVISERS
                                                  LLC

                                                  /s/  Jay Compson
                                                  ------------------------------
                                                  Name: Jay Compson
                                                  Title: Principal

                                                  CONTRAVISORY RESEARCH &
                                                  MANAGEMENT CORP.

                                                  /s/  William M. Noonan
                                                  ------------------------------
                                                  Name: William M. Noonan
                                                  Title: President

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